Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts” and “Financial Statements” and to the use of our reports dated April 22, 2008 with respect to the financial statements of Farm Bureau Life Variable Account and April 23, 2008 with respect to the financial statements and schedules of Farm Bureau Life Insurance Company, in Post-Effective Amendment No. 26 to the Registration Statement (Form S-6 No. 33-12789) under the Securities act of 1933 and related Prospectus of Farm Bureau Life Variable Account (Flexible Premium Variable Life Insurance Policy) dated May 1, 2008.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 28, 2008